_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   February  7,  2002


                         Tangible Asset Galleries, Inc.
                        _______________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         _______________________________
                 (State or other jurisdiction of incorporation)


       0-27121                                         88-0396772
(Commission File Number)                    (IRS Employer Identification No.)



                                  3444 Via Lido
                           Newport  Beach, California  92663
                      (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:    (949) 566-0021


                                       N/A
          (Former name or former address, if changed since last report)

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On February 7, 2002, Tangible Asset Galleries, Inc. (the "Company" or the "Registrant") completed the sale of its HotelInteractive, Inc. ("HI") subsidiary. Pursuant to a Share Purchase Agreement entered into between the Company and HCR Holdings Corporation, a Delaware corporation ("HCR"), the Company agreed to sell to HCR all of HI's issued and outstanding shares in exchange for $400,000, consisting of $100,000 in immediate funds and a promissory note in the amount of $300,000. HCR is controlled by Mr. Richard Viola, a member of the Company's Board of Directors at the time of the sale. The decision to sell HI to HCR was made pursuant to the unanimous written consent of the Company's Board of Directors without counting Mr. Viola's vote. The terms of the sale were negotiated on an arms-length basis between the Company's management and HCR's.

     The Company determined that it was in its best interest to dispose of HI in that circumstances had changed regarding its original acquisition of HI in that the Corporation has not realized the success it had planned for integration of HI's Internet software and information reporting into the collectibles field. Additionally, the Company has not realized planned success in the cross-marketing of collectibles to the subscribers of the HI online services.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     On February 8, 2002, Richard Viola resigned as a member of the Company's Board of Directors.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statement  of  business  acquired.

     Not  required

(b)  Pro  forma  financial  information

     Not  required

(c)  Exhibits.

     2.1  Share  Purchase  Agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February  19,  2002    TANGIBLE ASSET GALLERIES, INC.

                                   By:/s/  Michael  R.  Haynes
                                   Michael  R.  Haynes
                                   President  and  Chief  Financial  Officer